UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2011

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On March 15, 2011, the Board of Directors of Xerium Technologies, Inc. (the “Company”) approved changes to the Company’s executive compensation arrangements, which are described below.

2011 Management Incentive Compensation Program

The Board approved the 2011 Management Incentive Compensation Program (the “2011 MIC”). Under the 2011 MIC, payouts will be determined by the Company’s performance against an Adjusted EBITDA metric weighted at 80% and a Net Sales metric weighted at 20%. The Adjusted EBITDA and Net Sales metric will be adjusted for currency fluctuations. A specific target award is set for each participant in the 2011 MIC equal to a percentage of his or her current base cash compensation. Fifty percent (50%) of any 2011 MIC award earned will be paid in cash and 50% is expected to be paid in the form of shares of the Company’s common stock under the Company’s 2010 Equity Incentive Plan. 2011 MIC awards will be paid out based on a sliding scale ranging from 35% if the metrics are achieved at 95% of the targets up to 200% if the metrics are achieved at or above 120% of the target for Adjusted EBITDA and 110% of the target for Net Sales.

Long-Term Incentive Program

The Board approved the Company’s 2011 – 2013 Long Term Incentive Plan (“2011 – 2013 LTIP”) under the 2010 Equity Incentive Plan. Awards under the 2011 – 2013 LTIP are both time-based and performance-based. A specific target share award is set for each participant in the 2011 – 2013 LTIP. Awards will be paid in the form of restricted stock units or shares of common stock of the Company, as described below.

The Company’s most senior management will not participate in the 2011 – 2013 LTIP, except for the Company’s Executive Vice President and CFO as senior management’s participation in the 2010 – 2012 LTIP was considered a combined program award.

Time-based awards, 35% of the total target award, will be granted in the form of time-based restricted stock units under the Company’s 2010 Equity Incentive Plan vesting in equal installments on March 31, 2012, March 31, 2013, and March 31, 2014, and will be converted into shares of common stock as they vest.

Performance-based awards, 65% of the total award, will be determined based on the Company’s performance against a three-year cumulative Adjusted EBITDA metric. The Adjusted EBITDA metric will be adjusted for currency fluctuations during the term of the 2011 – 2013 LTIP. The 2011 – 2013 LTIP performance-based awards will convert into shares of the Company’s common stock and be paid after the close of the three-year performance period. The amount of the payment will be based on a sliding scale ranging from 0% if the metric is achieved at 80% of the target up to 110% if the metric is achieved at or above 110% of the target.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: March 21, 2011	By:	/s/ Clifford E. Pietrafitta
	Name:	Clifford E. Pietrafitta
	Title:	Executive Vice President and CFO